HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)



                                                                            Three Months Ended March 31,
                                                                        ------------------------------------
                                                                           1996                      1995
                                                                        -----------               ----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $18,950,000            $14,773,000
                                                                         ===========            ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .         34,635,000             34,034,000
    Other issuances of common stock   . . . . . . . . . . . . . .            258,000                148,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .            (73,000)               (48,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            825,000                872,000
                                                                         -----------            -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,645,000             35,006,000
                                                                         ===========            ===========
Net income per common share . . . . . . . . . . . . . . . . . . .        $       .53            $       .42
                                                                         ===========            ===========

HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)



                                                                            Three Months Ended March 31,
                                                                        ------------------------------------
                                                                           1996                      1995
                                                                        -----------               ----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $18,950,000            $14,773,000
                                                                         ===========            ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .         34,635,000             34,034,000
    Other issuances of common stock   . . . . . . . . . . . . . .            258,000                148,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .            (73,000)               (48,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            888,000                902,000
                                                                         -----------            -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,708,000             35,036,000
                                                                         ===========            ===========
Net income per common share . . . . . . . . . . . . . . . . . . .        $       .53            $       .42
                                                                         ===========            ===========




                                       14